UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix	AZ	85004
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 5, 2022 (Indonesia time), PT Freeport Indonesia (PT-FI), a 48.76 percent-owned subsidiary of Freeport-McMoRan Inc. (FCX) and limited liability company organized under the laws of the Republic of Indonesia, announced its intention to offer (the Notes Offering) one or more series of U.S. Dollar denominated senior notes (the Notes), subject to market and other conditions. PT-FI intends to use the net proceeds from the Notes Offering to finance its smelter projects, refinancing and for general corporate purposes. When issued, the Notes will be unsecured obligations of PT-FI and will be included in FCX’s consolidated debt. The interest rate and other terms of the Notes will be determined at the time of pricing of the Notes Offering.

The Notes will be offered (i) in the United States to persons reasonably believed by the initial purchasers to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) outside the United States in compliance with Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other place, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes may not be offered or sold (i) in Indonesia to Indonesian citizens or residents or foreign parties, or (ii) outside Indonesia to Indonesian citizens wherever they are domiciled, or to Indonesian residents, in a manner which constitutes a public offering of the securities under Indonesian Law No. 8 of 1995 on Capital Markets and its implementing regulations, or a private placement of the securities under the OJK Regulation No. 30/POJK.04/2019 on the Issuance of Debt Securities and/or Sukuk without a Public Offering. PT-FI does not intend to register any portion of the Notes Offering in Indonesia or to conduct a public offering of the Notes in Indonesia.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase any securities, nor shall there be a sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are all statements other than statements of historical facts, such as plans, projections or expectations related to the proposed offering, including the use of proceeds therefrom. We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements for several reasons, including PT-FI’s ability to consummate the proposed offering; corporate developments that could preclude, impair or delay the proposed offering; changes in PT-FI’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions; supply of and demand for, and prices of the commodities PT-FI produces, primarily copper and gold; changes in general market, economic, tax, regulatory or industry conditions, including as a result of Russia’s invasion of Ukraine; reductions in liquidity and access to capital; the ongoing COVID-19 pandemic and any future public health crisis; PT-FI’s ability to contain and mitigate the risk of spread or major outbreak of COVID-19 at its operating site; political and social risks; operational risks inherent in mining, with higher inherent risks in underground mining; fluctuations in price and availability of commodities purchased; constraints on supply, logistics and transportation services; supply of and demand for, and prices of, copper and gold; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations; production rates; timing of shipments; results of technical, economic or feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; potential effects of violence in Indonesia generally and in the province of Papua; the Indonesia government’s extension of PT-FI’s export license after March 19, 2023; satisfaction of requirements in accordance with PT-FI's IUPK and applicable laws and regulations to extend mining rights from 2031 through 2041; the Government’s approval of a deferred schedule for completion of additional domestic smelting capacity in Indonesia; cybersecurity incidents; labor relations, including labor-related work stoppages and costs; the results of the human health risk assessment to evaluate the potential impacts of tailings and mining waste, and compliance with applicable environmental, health and safety laws and regulations; weather- and climate-related risks; environmental risks and litigation results; PT-FI’s ability to comply with its responsible production commitments under specific frameworks and any changes to such frameworks and other factors. Investors are cautioned that many of the assumptions upon which such forward-looking statements are based are likely to change after the forward-looking statements are made. Further, PT-FI may make changes to its business plans that could affect its results. All information provided in this Current Report on Form 8-K is as of the date hereof, and we undertake no duty to update such information, except as required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Douglas N. Currault II
----------------------------------------
Douglas N. Currault II
Senior Vice President and General Counsel
(authorized signatory)

Date: April 5, 2022